UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 30, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

     On March 30, 2005, the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (“PREIT” or the “Company”) approved an amendment and restatement of the PREIT 2005-2008 Outperformance Program (as amended and restated, the “2005-2008 Program”) for the following executive officers of the Company: Ronald Rubin, Jonathan B. Weller, Edward A. Glickman, George F. Rubin, Joseph F. Coradino, Robert McCadden, Bruce Goldman, Douglas Grayson, Jeffrey Linn and David Bryant. Certain other officers who are not executive officers of the Company are participants in the 2005-2008 Program as well.

     Under the 2005-2008 Program, if PREIT’s total return to shareholders over that four year period (the “Measurement Period”) exceeds the levels set forth in the 2005-2008 Program, the Company will award common shares of beneficial interest (“Shares”) to the eligible participants. The aggregate number of Shares to be awarded is determined based on the extent to which the total return to shareholders exceeds such thresholds. The proportion of the aggregate Shares to be allocated to each participant is set forth in the 2005-2008 Program.

     In order to more closely conform the calculation of total return to shareholders under the 2005-2008 Program to the methodology used in the computation of the Morgan Stanley REIT Index (which is a benchmark under the 2005-208 Program), the Committee approved an amendment to the definition of total return to shareholders under the 2005-2008 Program in order to specify that dividends paid on Shares by PREIT during the Measurement Period will generally be deemed to have been reinvested in Shares. Prior to the amendment, the calculation of total return to shareholders did not appropriately conform to the established benchmark with respect to the reinvestment of dividends; rather, it was calculated as the dollar amount equal to the fair market value per Share on the last day of the Measurement Period (determined based on a 20-day trading average or, if there is a business combination, the agreement price), plus all cash dividends paid on such Shares during the Measurement Period (without giving effect to the reinvestment of such dividends), minus the fair market value of a Share on January 1, 2005 (also determined on a 20-day trading average).

     The Amended and Restated 2005-2008 Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Reference is also made to the Current Report on Form 8-K filed by PREIT on February 3, 2005 for a more extensive summary of the 2005-2008 Program.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Amended and Restated PREIT 2005-2008 Outperformance Program

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: April 5, 2005	By:	/s/ Jonathan B. Weller

Jonathan B. Weller
Vice Chairman

Exhibit Index

10.1	Amended and Restated PREIT 2005-2008 Outperformance Program